As filed with the Securities and Exchange Commission on July 22, 2005

Registration No. 333-124674

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Superior Well Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1389 (Primary Standard Industrial Classification Code Number)	20-2535684 (I.R.S. Employer Identification No.)

1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(724) 465-8904
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David E. Wallace
Chief Executive Officer
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(724) 465-8904
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

T. Mark Kelly Vinson & Elkins L.L.P. 2300 First City Tower, 1001 Fannin Houston, Texas 77002 (713) 758-2222	Christopher Kelly Jones Day 901 Lakeside Avenue Cleveland, Ohio 44114 (216) 586-3939

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine .

EXPLANATORY NOTE

     This Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-124674) of Superior Well Services, Inc. is being filed solely to amend Item 16(a) of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 3 does not modify any provision of the Prospectus constituting Part I or Items 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement. Accordingly, the Prospectus and those Items of Part II have not been included in this Amendment No. 3.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits and Financial Statement Schedules

          a. Exhibits:

1.1*	—	Form of Underwriting Agreement
1.2**	—
Contribution Agreement dated as of May 3, 2005 by and among Superior Well Services, Inc., the general and limited partners of Superior Well Services, Ltd. and the general and limited partners of Bradford Resources, Ltd.

3.1**	—	Form of Amended and Restated Certificate of Incorporation
3.2**	—	Form of Amended and Restated Bylaws
4.1**	—	Specimen Stock Certificate representing our common stock
4.2**	—	Form of Registration Rights Agreement
5.1**	—	Opinion of Vinson & Elkins L.L.P.
10.1**	—	Form of Indemnification Agreement
10.2**	—	Form of 2005 Stock Incentive Plan
10.3**	—	Form of Employment Agreement with David E. Wallace
10.4**	—	Form of Employment Agreement with Rhys R. Reese
10.5**	—	Form of Employment Agreement with Jacob B. Linaberger
10.6**	—	Form of Employment Agreement with Thomas W. Stoelk
10.7**	—	Employment Agreement with Fred E. Kistner
10.8**	—	Fifth Amended and Restated Promissory Note dated March 31, 2005
10.9**	—	Credit Agreement dated June 3, 2004 by and between Bradford Resources, Ltd. and Citizens Bank of Pennsylvania
10.10**	—	Second Amendment to Credit Agreement dated January 31, 2005 by and between Bradford Resources, Ltd. and Citizens Bank of Pennsylvania
10.11**	—	Second Amended and Restated Stand By Term Loan Note dated January 31, 2005
10.12**	—	Guaranty and Suretyship Agreement dated June 3, 2005 by Superior Well Services, Ltd.
10.13**	—	Guaranty and Suretyship Agreement dated June 3, 2005 by Allegheny Mineral Corporation
10.14**	—	Guaranty and Suretyship Agreement dated June 3, 2005 by Armstrong Cement & Supply Corporation
10.15**	—	Guaranty and Suretyship Agreement dated June 3, 2005 by Glacial Sand & Gravel Company
10.16**	—	Guaranty and Suretyship Agreement dated August 22, 1997 by Allegheny Mineral Corporation
21.1**	—	Subsidiaries of Superior Well Services, Inc.
23.1**	—	Consent of Schneider Downs & Co., Inc.
23.2**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
24.1**	—	Power of Attorney (included on signature page)

*	Filed herewith
**	Previously filed

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indiana, in the State of Pennsylvania, on July 22, 2005.

SUPERIOR WELL SERVICES, INC.
By:	/s/ David E. Wallace
Name:	David E. Wallace
Title:	Chief Executive Officer and Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David E. Wallace and Mark A. Snyder and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature		Date

/s/ David E. Wallace David E. Wallace	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 22, 2005
/s/ Thomas W. Stoelk Thomas W. Stoelk	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 22, 2005
* Mark A. Snyder	Director	July 22, 2005
* David E. Snyder	Director	July 22, 2005

Signature		Date
* Charles C. Neal	Director	July 22, 2005
* John A. Staley, IV	Director	July 22, 2005
*By: /s/ David E. Wallace		July 22, 2005
David E. Wallace Attorney-in-fact

EXHIBIT INDEX

1.1*	—	Form of Underwriting Agreement
1.2**	—
Contribution Agreement dated as of May 3, 2005 by and among Superior Well Services, Inc., the general and limited partners of Superior Well Services, Ltd. and the general and limited partners of Bradford Resources, Ltd.

3.1**	—	Form of Amended and Restated Certificate of Incorporation
3.2**	—	Form of Amended and Restated Bylaws
4.1**	—	Specimen Stock Certificate representing our common stock
4.2**	—	Form of Registration Rights Agreement
5.1**	—	Opinion of Vinson & Elkins L.L.P.
10.1**	—	Form of Indemnification Agreement
10.2**	—	Form of 2005 Stock Incentive Plan
10.3**	—	Form of Employment Agreement with David E. Wallace
10.4**	—	Form of Employment Agreement with Rhys R. Reese
10.5**	—	Form of Employment Agreement with Jacob B. Linaberger
10.6**	—	Form of Employment Agreement with Thomas W. Stoelk
10.7**	—	Employment Agreement with Fred E. Kistner
10.8**	—	Fifth Amended and Restated Promissory Note dated March 31, 2005
10.9**	—	Credit Agreement dated June 3, 2004 by and between Bradford Resources, Ltd. and Citizens Bank of Pennsylvania
10.10**	—	Second Amendment to Credit Agreement dated January 31, 2005 by and between Bradford Resources, Ltd. and Citizens Bank of Pennsylvania
10.11**	—	Second Amended and Restated Stand By Term Loan Note dated January 31, 2005
10.12**	—	Guaranty and Suretyship Agreement dated June 3, 2005 by Superior Well Services, Ltd.
10.13**	—	Guaranty and Suretyship Agreement dated June 3, 2005 by Allegheny Mineral Corporation
10.14**	—	Guaranty and Suretyship Agreement dated June 3, 2005 by Armstrong Cement & Supply Corporation
10.15**	—	Guaranty and Suretyship Agreement dated June 3, 2005 by Glacial Sand & Gravel Company
10.16**	—	Guaranty and Suretyship Agreement dated August 22, 1997 by Allegheny Mineral Corporation
21.1**	—	Subsidiaries of Superior Well Services, Inc.
23.1**	—	Consent of Schneider Downs & Co., Inc.
23.2**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
24.1**	—	Power of Attorney (included on signature page)

*	Filed herewith
**	Previously filed